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                                                                    Exhibit 10.5

                          GABELLI ASSET MANAGEMENT INC.
                     1999 ANNUAL PERFORMANCE INCENTIVE PLAN

1. Purpose.

            The purpose of the Gabelli Asset Management Inc. 1999 Annual Performance Incentive Plan is to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

2. Definitions.

            The following terms, as used herein, shall have the following meanings:

      (a) "Award" shall mean an annual incentive compensation award, granted pursuant to the Plan.

      (b) "Award Agreement" shall mean any written agreement, contract, or other instrument or document between Gabelli Asset Management Inc. and a Participant evidencing an Award.

      (c) "Board" shall mean the Board of Directors of Gabelli Asset Management Inc.

      (d) "Change in Control" shall mean the occurrence of an event described in Section 6(f) hereof.

      (e)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (f) "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof.

      (g) "Company" shall mean, collectively, Gabelli Asset Management Inc., a New York corporation, and its subsidiaries.

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      (h)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (i) "Participant" shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

      (j) "Performance Goals" shall mean any criteria and objectives, determined by the Committee, that the Committee may require to be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Goals may include, but are not limited to, the attainment of any or all of the following with respect to a Performance Period: (i) specified earnings per share, (ii) attainment of specified increases in revenue, (iii) specified increases in assets under management, (iv) specified level of consolidated net income (determined before any provision for amounts paid or accrued with respect to Awards in respect of the applicable Performance Period), (v) specified return on equity, and (vi) specified improvement in operating expense controls, in each case (unless otherwise determined by the Committee), as determined in accordance with generally accepted accounting principles and reported in the Company's audited financial statements for the applicable Performance Period. Performance Goals may also include such personal performance goals as the Committee shall, from time to time, establish.

      (k)   "Performance Period" shall mean the Company's fiscal year.

      (l) "Plan" shall mean the Gabelli Asset Management Inc. 1999 Annual Performance Incentive Plan.

      (m) "Shares" shall mean shares of the Company's Class A and Class B common stock, par value $0.001 per share.


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3. Administration.

            The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, if any, including Performance Goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles, or in its discretion; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

            The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.


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            No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility.

            Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee. Subject to Section 5(b) below, in determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Terms of Awards.

            Awards granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

            (a) In General. The Committee shall specify with respect to a Performance Period the Performance Goals applicable to each Award; provided that the Committee may, in its discretion, make an Award that is based upon individual performance or any other criteria that the Committee shall deem appropriate. Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which specified percentages of the Award shall be paid; provided that the Committee may provide for a minimum bonus amount for any Performance Period, without regard to level of performance, in connection with the hiring of any person or otherwise. Payment in respect of Awards may be decreased or increased based upon individual performance and contributions or such other factors as the Committee may deem appropriate. Award levels for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant's annual base salary.

            (b) Time and Form of Payment. All payments in respect of Awards granted under this Plan shall be made within a reasonable period after achievement of the Performance Goals has been certified by the Committee or, in the case of Awards that are not conditioned on the achievement of Performance Goals, at such time as the Committee determines. All or a portion of each payment made in respect of


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an Award granted under this Plan shall be made in cash, as determined by the
Committee, with the remaining portion payable in Shares that are subject to restrictions on transferability and that may be forfeited, in whole or in part (as specified in the document evidencing the payment in Shares), prior to the third anniversary of the date of payment.

6. General Provisions.

            (a) Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

            (b) Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

            (c) No Right To Continued Employment. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

            (d) Withholding Taxes. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment or, in the case of restricted Shares, before vesting of such Shares.


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            (e) Amendment, Termination and Duration of the Plan. The Board or
the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless otherwise determined by the Board, no amendment that requires shareholder approval in order to comply with applicable law shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. The Plan shall terminate at the completion of the Performance Period that ends in 2002; provided that all payments with respect to Awards previously granted under the Plan shall be paid out pursuant to the terms of the Plan.

            (f) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

            (g) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

            (h) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

            (i) Effective Date. The Plan shall take effect upon the date designated by the Board.

            (j) Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.


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